Pricing Supplement No.             f05-0308
         Pricing Supplement Dated:          March 8, 2005
         Rule 424(b)(3)
         File No.                           333-119615

         (To Prospectus Supplement
         and Prospectus Dated November 1, 2004)

         $5,000,000,000
         Citigroup Global Markets Holdings Inc.
         Retail Medium-Term Notes, Series F
         Due Nine Months or More From Date of Issue

         Trade Date:                        March 8, 2005
         Issue Date:                        March 11, 2005
         Settlement Date:                   March 11, 2005
         Following Business Day Convention

         Form of Note:                      Global/Book-Entry Only
         Calculation Agent:                 Citibank
         Minimum Denominations/Increments:  $1,000

         Purchasing Agent: Citigroup, acting as principal

         --------------------------------------------------------------

         CUSIP:                             17307XHB0
         Aggregate Principal Amount:        USD 3,591,000.00
         Price to Public:                   100%
         Concession:                        0.4000%
         Net Proceeds to Issuer:            USD 3,576,636.00
         Interest Rate (per annum):         3.7000%
         Coupon Type:                       FIXED
         Interest Payment Frequency:        Semiannual
         First Interest Payment Date:       September 15, 2005
         Maturity Date:                     March 15, 2007
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Not Callable

         --------------------------------------------------------------

         CUSIP:                             17307XHC8
         Aggregate Principal Amount:        USD 1,004,000.00
         Price to Public:                   100%
         Concession:                        2.5000%
         Net Proceeds to Issuer:            USD 978,900.00
         Interest Rate (per annum):         5.1250%
         Coupon Type:                       STEP-UP
         Interest Payment Frequency:        Semiannual
         First Interest Payment Date:       September 15, 2005
         Maturity Date:                     March 15, 2025
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Subject to redemption
         at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning March 15, 2009, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

         Other Info        Initial coupon: 5.125%; Step-ups: 5.500% on
                           03/15/2010; 5.750% on 03/15/2015; 6.500% on
                           03/15/2020

         --------------------------------------------------------------

         CUSIP:                             17307XHD6
         Aggregate Principal Amount:        USD 4,818,000.00
         Price to Public:                   100%
         Concession:                        2.5000%
         Net Proceeds to Issuer:            USD 4,697,550.00
         Interest Rate (per annum):         5.5000%
         Coupon Type:                       FIXED
         Interest Payment Frequency:        Quarterly
         First Interest Payment Date:       June 15, 2005
         Maturity Date:                     March 15, 2030
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Subject to redemption
         at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning March 15, 2010, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.